                                  Exhibit 21.1

                                  Subsidiaries

                               Jurisdiction of
Entity                          Incorporation                Owner
------                          -------------                -----

Davel Financing Co., L.L.C.      Delaware       Davel Communications, Inc.

Davel Communications Group,
 Inc.                            Illinois       Davel Financing Co., L.L.C.

Peoples Telephone Company,
 Inc.                            New York       Davel Financing Co., L.L.C.

Silverado Communications, Inc.   Colorado       Peoples Telephone Company, Inc.

Telink Telephone Systems, Inc.   Georgia        Peoples Telephone Company, Inc.

Peoples Acquisition Corp.        Pennsylvania   Peoples Telephone Company, Inc.

Peoples Collectors, Inc.         Delaware       Peoples Telephone Company, Inc.

PTC Cellular, Inc.               Delaware       Peoples Telephone Company, Inc.

PTC Security Systems, Inc.       Florida        Peoples Telephone Company, Inc.

Peoples Telephone Company, Inc.  New Hampshire  Peoples Telephone Company, Inc.

Telaleasing Enterprises, Inc.    Illinois       Davel Communications Group, Inc.

T.R.C.A., Inc.                   Illinois       Davel Communications Group, Inc.

DavelTel, Inc.                   Illinois       Davel Communications Group, Inc.

Davel Mexico, Ltd.               Illinois       Davel Communications Group, Inc.

Communications Central Inc.      Georgia        Davel Communications Group, Inc.

Adtec Communications, Inc.       Florida        Telaleasing Enterprises, Inc.

Interstate Communications, Inc.  Florida        Telaleasing Enterprises, Inc.

Telefonos Publicos de Mexico,    Mexico         Davel Mexico, Ltd.
S. de R.L. de C.V.

Davel de Mexico, S.  de          Mexico         Davel Mexico, Ltd.
R.L. de C.V.

Central Payphone Services, Inc.  Georgia        Communications Central Inc.

Communications Central           Georgia        Communications Central Inc.
Of Georgia, Inc.

InVision Telecom, Inc.           Georgia        Communications Central Inc.